                                                              Exhibit 99.2(C)(1)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 4, 2000 accompanying the financial statements of Separate Account B of The Manufacturers Life Insurance Company of New York in Post-Effective Amendment No. 3 to the Registration Statement No. 333-33351 on Form S-6 and related prospectus of Separate Account B of The Manufacturers Life Insurance Company of New York.

                                      /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
April 24, 2000